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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                           DIRECTED ELECTRONICS, INC.

NAME OF SUBSIDIARY                           STATE OF INCORPORATION
------------------                           ----------------------
DEI Sales, Inc.                                      Florida
DEI Headquarters, Inc.                               Florida
DEI International, Inc.                              Florida